MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

          PREFERREDPLUS CLASS A 7.625 % TRUST CERTIFICATES SERIES VER-1 PREFERREDPLUS CLASS B 0.125 % TRUST CERTIFICATES SERIES VER-1

                                 TERMS AGREEMENT
                                 ---------------


                                                                  July 19, 2002


To:      Merrill Lynch Depositor, Inc.
         World Financial Center
         North Tower
         New York, New York 10281
         Attention: Barry N. Finkelstein


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 3,000,000 PreferredPLUS Class A 7.625 % Trust Certificates Series VER-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 3,000,000 PreferredPLUS Class B 0.125% Trust Certificates Series VER-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

         Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:


Title: PreferredPLUS Trust Certificates Series VER-1, offered in two classes
                (Class A Trust Certificates and Class B Trust Certificates)

Ratings: A+ from Standard & Poor's and A1 from Moody's

Amount: 3,000,000 Class A Trust Certificates
        3,000,000 Class B Trust Certificates

Class A Trust Certificate Denominations: stated amount of $25 and integral multiples thereof

Class B Trust Certificate Denominations: notional principal amount of $25 and integral multiples thereof

Currency of payment: U.S. dollars

Distribution rate or formula: Holders of Class A Trust Certificates will be entitled to distributions at 7.625% per annum through December 1, 2030, unless the Class A Trust Certificates are redeemed or called prior to such date. Holders of Class B Trust Certificates will be entitled to distributions at 0.125% per annum through December 1, 2030, unless the Class B Trust Certificates are redeemed or called prior to such date.

Cut-off Date: July 24, 2002

Distribution payment dates: June 1 and December 1, commencing December 1, 2002

Regular record dates: As long as the Underlying Securities are represented by one or more global certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities. If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business Day prior to the relevant distribution payment dates.

Stated maturity date: December 1, 2030

Sinking fund requirements: None

Conversion provisions: None

Listing requirements: Class A listed on the New York Stock Exchange

Black-out provisions: None

Fixed or Variable Price Offering: Fixed Price Offering

Class A Trust Certificate Purchase Price: $25 per Class A Trust Certificate Class B Trust Certificate Purchase Price: $0.125 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location: July24, 2002, Shearman & Sterling, 599 Lexington Avenue, New York, New York

         Please accept this offer no later than 10:00 A.M. (New York City time) on July 24, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                  Very truly yours,

                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                                  By _____________________________
                                        Authorized Signatory




Accepted:

MERRILL LYNCH DEPOSITOR, INC.


By _____________________
   Name:  Barry N. Finkelstein
   Title: President